SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 14, 2016 (November 8, 2016)

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation)	1-10312 (Commission File Number)	58-1134883 (IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 8, 2016, Synovus Financial Corp.’s (the “Company”) wholly owned banking subsidiary, Synovus Bank (the “Bank”), received final approval from the Federal Reserve to become a state member bank (the “Fed Membership”). Accordingly, upon the effective date, the Bank’s primary federal supervisor will be the Board of Governors of the Federal Reserve System, acting through authority delegated to the Federal Reserve Bank of Atlanta. The Bank anticipates that the Fed Membership will be effective as of November 17, 2016.

As a financial holding company, the Company already is supervised by the Federal Reserve Bank of Atlanta, and the Company believes that the Bank’s Fed Membership will streamline the Company’s regulatory oversight structure by having a single federal supervisor for both the Company and the Bank.

Both the Company and the Bank will continue to be regulated by the Georgia Department of Banking and Finance. The Bank’s deposits will continue to be insured by the Federal Deposit Insurance Corporation, in accordance with applicable limits.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)

Dated: November 14, 2016	By:	/s/ Allan E. Kamensky
Allan E. Kamensky
Executive Vice President, General Counsel and Secretary

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